Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of December 6, 2015 by and among Nuance Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Paul Ricci (together with respective affiliated holders of Common Stock, “Seller”).

R E C I T A L S

A. WHEREAS, the Company has launched a convertible note offering (the “Note Offering”) and in conjunction therewith is repurchasing up to $200 million worth of its common stock, par value $ 0.0001 per share (“Common Stock”) that have been sold short by technical investors participating in the Note Offering (the “Third Party Repurchases”);

B. WHEREAS, as of the date hereof, Seller has pre-existing 10b5-1 plans in place providing for the sale of shares of Common Stock and the exercise and sale of options to purchase shares of Common Stock (the “Plans”), which Plans are scheduled to commence trading in accordance with their respective terms on December 28, 2015;

C. WHEREAS, in conjunction with and as a result of the Note Offering, the initial purchasers have requested that the Plans be terminated simultaneous with the closing of the Note Offering and, as substitute for such proposed transactions, have recommended that the Company repurchase the shares of Common Stock as provided under this Agreement;

D. WHEREAS, the Audit Committee of the Company’s Board of Directors has reviewed the terms of the proposed repurchase as provided in this Agreement, determined that such repurchase (including the net share settlement of options as outlined below) as provided for herein is in the best interests of the Company and its shareholders and approved the terms of this Agreement, and the Compensation Committee of the Company has approved the terms of the net share settlement of stock options held by Seller as outlined below; and

E. WHEREAS, the Company and Seller desire to make certain covenants and agreements with one another pursuant to this Agreement.

NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Purchase and Sale of the Shares; the Closing.

1.1 Purchase and Sale of Common Stock. Subject to the completion of the Note Offering and the attendant repurchase of Common Stock and the other terms and conditions of this Agreement, Seller agrees to sell to the Company, and the Company agrees to purchase from Seller, 1,000,000 (one million) shares of Common Stock (the “Shares”). This amount will be constituted by (i) 649,649 long Shares and (ii) 350,351 Shares resulting from the exercise of Options as detailed immediately below. The break-down of the share amounts by selling entity shall be as set forth on the signature page hereto.

1.2 Net Exercise of Stock Options. It is understood that a portion of the Shares will result from the exercise of stock options held by Seller. It is agreed that stock options exercisable for 800,000 shares of Common Stock (the “Options”) will be net exercised such that the exercise price due to the Company the will be satisfied in the form of underlying Common Stock being withheld by the Company. The price per share of Common Stock withheld by the Company for the aforementioned obligations shall be the Per Share Purchase Price. The amount of Shares to be withheld by the Company for such the exercise price of the Options is 449,649.

1.3 Purchase Price. The “Per Share Purchase Price” for the Shares shall be equal to the price paid by the Company in the Third Party Repurchases, which price will be the closing price of the Common Stock as quoted on the NASDAQ Global Select Market on the date of the pricing of the Note Offering ($21.35).

1.4 The Closing. Subject to the terms and conditions hereof, the purchase and sale of the Shares contemplated by this Agreement (the “Closing”) will occur simultaneously with the Third Party Repurchases.

2. Representations and Warranties of Seller. In order to induce the Company to enter into this Agreement, Seller hereby represents and warrants to the Company as follows:

2.1 Ownership of Shares. Seller (as specifically set forth on the signature page hereto) owns of record the number of issued and outstanding shares and of Common Stock and stock options exercisable therefor set underlying the Plans. The Shares to be sold to the Company by Seller when delivered to the Company shall be free and clear of any liens, claims or encumbrances, including rights of first refusal and similar claims except for restrictions of applicable state and federal securities laws. There are no restrictions on the transfer of such Shares imposed by any shareholder or similar agreement or any law, regulation or order, other than applicable state and federal securities laws.

2.2 Authorization. Seller has full right, power and authority to execute, deliver and perform this Agreement and to sell, assign and deliver the Shares to be sold by it to the Company. This Agreement is the legal, valid and, assuming due execution and delivery by the other parties hereto, binding obligation of Seller, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) principles of public policy, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (iii) rules of law governing the availability of equitable remedies.

2.3 No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller (a) will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of Seller or to which Seller is subject, (b) will not result in the creation or imposition of any lien upon the Shares to be sold by Seller, and (c) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with Seller.

3. Representations and Warranties of the Company. In order to induce Seller to enter into this Agreement, the Company hereby represents and warrants as follows:

3.1 Organization and Corporate Power; Authorization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to execute, deliver and perform this Agreement and to acquire the Shares. As of the Closing the Company will have sufficient capital to purchase the Shares hereunder in compliance with Section 160 of the Delaware General Corporation Law. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been approved by the Audit Committee of the Board of Directors, and the net exercise of the Options set forth herein has been approved by the Compensation Committee of the Board of Directors. This Agreement and any other agreements, instruments, or documents entered into by the Company pursuant to this Agreement have been duly executed and delivered by the Company and are the legal, valid and, assuming due execution by the other parties hereto, binding obligations of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforceability thereof may be limited by (i) principles of public policy, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (iii) rules of law governing the availability of equitable remedies.

3.2 No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company (a) will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of the Company or to which the Company is subject, and (b) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with the Company.

4. Conditions to the Company’s Obligations. The obligations of the Company under Article 1 to purchase the Shares at the Closing from Seller are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Company in accordance with Section 6.4:

4.1 Representations and Warranties. The representations and warranties of Seller contained in Article 2 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2 Performance. Seller shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

4.3 Closing of the Note Offering; Termination of the Plans. The closing of the Note Offering shall have occurred and the Plans shall have been terminated.

4.4 Further Assurances. No governmental authority shall have advised or notified the Company that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Company’s good faith efforts to cause such withdrawal.

5. Conditions to Seller’s Obligations. The obligations of Seller under Article 1 to sell the Shares at the Closing are subject to the fulfillment as of the Closing of each of the following conditions unless waived by Seller in accordance with Section 6.4:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Article 3 shall be true and correct as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

5.3 Payment of Purchase Price. The Company shall have delivered the Purchase Price to be paid by the Company to Seller by wire transfer to the account(s) specified by Seller.

6. Miscellaneous.

6.1 Adjustments. Wherever a particular number is specified herein, including, without limitation, number of shares or price per share, such number shall be adjusted to reflect any stock dividends, stock-splits, reverse stock-splits, combinations or other reclassifications of stock or any similar transactions and appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Company and Seller under this Agreement.

6.2 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 6.2 by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.

6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto.

6.4 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any provision hereof may be amended, changed or waived other than by a written instrument signed by the party against who enforcement of any such amendment, change or waiver is sought.

6.5 Cooperation. The Company and Seller shall, from and after the date hereof, cooperate in a reasonable manner to effect the purposes of this Agreement.

6.6 Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified.

6.7 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.8 Titles and Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

6.11 Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

6.12 SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

6.13 Payment of Fees and Expenses. Each party shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated.

6.14 Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

6.15 Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

6.16 Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

NUANCE COMMUNICATIONS, INC.

By:	/s/ Daniel Tempesta
Name: Daniel Tempesta Title: Executive Vice President and Chief Executive Officer

SELLER PAUL A. RICCI 350,351 Shares (Option Exercise)

By:	/s/ Paul A. Ricci
Name: Paul A. Ricci Title:

SELLER PAUL A. RICCI LIVING TRUST 604,314 Shares

By:	/s/ Paul A. Ricci
Name: Paul A. Ricci Title:

SELLER PAUL AND NICOLE RICCI FAMILY FOUNDATION 11,057 Shares

By:	/s/ Paul A. Ricci
Name: Title:

SELLER PAUL A. RICCI IRREVOCABLE TRUST 34,278 Shares

By:	/s/ Michael T. Cody
Name: Michael T. Cody Title: Trustee